                                                                       EXHIBIT 1

                                                                       S&S Draft
                                                                   June 22, 1996



            $200,000 Principal Amount of ___% Senior Notes due 2006 $_____________ Principal Amount of ___% Senior Discount Notes due 2007

                       TELEPORT COMMUNICATIONS GROUP INC.

                             UNDERWRITING AGREEMENT
                             ----------------------



                                                            June ___, 1996



DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
CHASE SECURITIES INC.
TORONTO DOMINION SECURITIES (USA) INC.
As representatives of the
 several underwriters
 named in Schedule I hereto
277 Park Avenue
New York, New York  10172

Dear Sirs:

          Teleport Communications Group Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 principal amount of its ___%
Senior Notes due 2006 (the "Senior Notes") and $     principal amount of its
___% Senior Discount Notes due 2007 (the "Senior Discount Notes" and, together with the Senior Notes, the "Securities") to the several underwriters named in
Schedule I hereto (the "Underwriters").   The Senior Notes are to be issued
pursuant to the provisions of an Indenture to be dated as of July ___, 1996 (the "Senior Notes Indenture") between the Company and the United States Trust Company of New York, as trustee (the "Trustee"), and the Senior Discount Notes are to be issued pursuant to the provisions of an Indenture to be dated as of July ___, 1996 (the "Senior Discount Notes Indenture" and, together with the Senior Notes Indenture, the "Indentures") between the Company and the Trustee.

          1.  Registration Statement and Prospectus.  The Company has prepared
              -------------------------------------
and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "1933 Act"), a registration statement on Form S-1 No. 333-3984 including a prospectus relating to the Securities, which may be amended. The registration statement, as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the 1933 Act (a "Rule 462(b) Filing") increasing the size of the offering registered under the 1933 Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act ("Rule 430A"), is hereinafter referred to as the Registration Statement; and the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the Prospectus.

          2.  Agreements to Sell and Purchase.  On the basis of the
              -------------------------------
representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company (i) the principal amount of Senior Notes set forth opposite the name of such Underwriter in Schedule I hereto, at ____% of the principal amount thereof (the "Senior Notes Purchase Price") plus accrued interest thereon, if any, from __________ __, 1996 to the date of payment and delivery and (ii) the principal amount of Senior Discount Notes set forth opposite the name of such Underwriter in
Schedule I hereto, at ___ % of the principal amount thereof plus accrued
interest thereon, if any, from   , 1996 to the date of payment and delivery (the
"Senior Discount Notes Purchase Price" and, together with the Senior Notes Purchase Price, the "Purchase Prices").

          3.  Terms of Public Offering.  The Company is advised by you that the
              ------------------------
Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

          4.  Delivery and Payment.  Delivery to the Underwriters of and payment
              --------------------
for the Securities shall be made at 10:00 A.M., New York City time, on the third or fourth business day unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively called the "1934 Act"), following the date of the initial public offering (the "Closing Date"),
at such place as you shall designate.   The Closing Date and the location of
delivery of and the form of payment for the Securities may be varied by agreement between you and the Company.

          Certificates for the Securities shall be registered in such names and issued in such denominations as you shall request in writing not later than two full business days prior to the Closing Date. Such certificates shall be made available to you for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Certificates in definitive form evidencing the Securities shall be delivered to you on the Closing Date with any transfer taxes thereon duly paid by the Company, for the respective accounts of the several Underwriters, against payment of the Purchase Prices therefor by wire transfer of immediately available funds to a bank account designated by the Company.

          5.  Agreements of the Company.  The Company agrees with you:
              -------------------------

          (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 5(b) hereof, will comply with the requirements of Rule 430A or Rule 434 under the 1933 Act ("Rule 434"), as applicable, and will notify you immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Registration Statement, the Prospectus or any amendment or supplement thereto, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating to the offering of the Securities, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) under the 1933 Act ("Rule 424(b)") and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest practicable moment.

          (b) Filing of Amendments. The Company will give to you notice of its intention to file or prepare any amendment to the Registration Statement (including any Rule 462(b) Filing), any term sheet prepared in accordance with the provisions of Rule 434 or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish you with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which you or counsel for the Underwriters shall reasonably object.

          (c) Delivery of Registration Statements. The Company has furnished or will deliver to you and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. If applicable, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1934 Act so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

          (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as you may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement (including any Rule 462(b) Filing); provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement or of any Rule 462(b) Filing.

          (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earning statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

          (h) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

          (i) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act.

          (j) Reorganization. Following the Closing Time, the Company will use its commercially reasonable efforts to complete as promptly as practicable those aspects of the Reorganization, as defined in the Registration Statement, that had not been completed prior to or simultaneously with the Closing Time.

          (k) Publicly Available Information. During the period of five years after the date of this Agreement, to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the security holders of the Company or filed with the Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

          (l) Expenses.  To pay all costs, expenses, fees and taxes incident to
     (i) the preparation, printing, filing and distribution under the 1933 Act of the Registration Statement (including financial statements and exhibits), each preliminary prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (d),
     (ii) the printing and delivery of the Prospectus and all amendments or supplements to it during the period specified in paragraph (d), (iii) the printing and delivery of this Agreement, the Preliminary and the Blue Sky laws memoranda, (iv) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including in each case the reasonable fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) filings and clearance with the National Association of Securities Dealers, Inc. in connection with the offering and (vi) furnishing such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities by the Underwriters or by dealers to whom Securities may be sold.

          (m) Restrictions on Sale and Issuance of Securities. During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell contract to sell or otherwise dispose of any debt securities issued by the Company (or warrants to purchase debt securities issued by the Company) substantially similar to the Securities (other than (i) the Securities and (ii) commercial paper issued in the ordinary course of business), without your prior written consent.

          (n) Best Efforts. To use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

          6.   Representations and Warranties of the Company.  The Company
               ---------------------------------------------
represents and warrants to each Underwriter that:

          (i) Compliance with Registration Requirements.  Each of the
              -----------------------------------------
     Registration Statement (including any Rule 462(b) Filing) has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement (including any Rule 462(b) Filing) has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information from the Company or its agents has been complied with.

          At the respective times the Registration Statement, any Rule 462(b) filing and any post-effective amendments thereto became effective, the Registration Statement, any Rule 462(b) Filing and any amendments and supplements thereto complied in all material respects with the requirements of the 1933 Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any amendments or supplements thereto were issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through you expressly relating to any Undrwriter for use in the Registration Statement or the Prospectus.

          (ii) Independent Accountants.  The accountants who certified the
               -----------------------
     financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act.

          (iii)  Financial Statements.  The combined balance sheets of the
                 --------------------
     Company and its subsidiaries and TCG Partners, a New York general partnership (collectively, "TCG"), as of December 31, 1994 and 1995 and the related combined statements of operations, changes in stockholders' equity and partners' capital (deficit), and cash flows for the three years ended December 31, 1993, 1994 and 1995 and the combined balance sheet of TCG as of March 31, 1996 and the related combined statements of operations and cash flows for the three month periods ended March 31, 1995 and 1996 included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the combined financial position of TCG at the dates indicated and the combined results of TCG's operations and TCG's combined cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The combined balance sheets of the Local Market Partnerships (as defined in Note 1 to the financial statements thereof), as of December 31, 1994 and 1995 and the related combined statements of operations and partners' capital and of cash flows for the three years ended December 31, 1993, 1994 and 1995 and the combined balance sheet of the Local Market Partnerships as of March 31, 1996 and the related combined statements of operations and cash flows for the three month periods ended March 31, 1995 and 1996 included in the Registration Statement and Prospectus, together with the related schedules and notes, present fairly the combined financial position of the Local Market Partnerships at the dates indicated and the combined results of the Local Market Partnerships' operations and the Local Market Partnerships' combined cash flows for the periods specified; said financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

          (iv) No Material Adverse Change in Business.  Since the respective
               --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change or no development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings or business affairs of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise and which are required to be disclosed in the Registration Statement or which would have been required to be disclosed in the Registration Statement prior to its effectiveness, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) Good Standing of the Company.  The Company has been duly organized
              ----------------------------
     and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

          (vi) Good Standing of Subsidiaries.  Schedule II lists each
               -----------------------------
     "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and other subsidiaries not deemed "significant" but nonetheless material (each a "Subsidiary" and, collectively, the "Subsidiaries"). Each Subsidiary has been duly organized or formed and is validly existing as a corporation, a partnership or a limited partnership in good standing (with respect to a Subsidiary that is a corporation or limited partnership) under the laws of the jurisdiction in which it has been incorporated or formed, as applicable, has the necessary corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and (with respect to a Subsidiary that is a corporation or a limited partnership) is duly qualified as a foreign corporation or limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement or on Schedule II hereof, all of the issued and outstanding capital stock of each such Subsidiary which is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and all the issued and outstanding capital stock of each such Subsidiary which is a corporation and all the existing partnership interests of such Subsidiary which is a partnership or a limited partnership are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary which is a corporation was issued in violation of the preemptive rights of any securityholder of such Subsidiary.

          (vii)  Capitalization.  The authorized, issued and outstanding capital
                 --------------
     stock of the Company is as set forth in the Prospectus in the column entitled "Pro Forma for the Reorganization" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any securityholder of the Company arising under the Delaware General Corporation Law (the "DGCL"), the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party.

          (viii)  Authorization of Agreement.  This Agreement has been duly
                  --------------------------
     authorized, executed and delivered by the Company.

          (ix) Authorization and Description of Securities.  The Securities to
               -------------------------------------------
     be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement, and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; the Securities conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company arising under the DGCL, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party.

          (x) Absence of Defaults and Conflicts.  Neither the Company nor any
              ---------------------------------
     Subsidiary is in violation of its charter or by-laws or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated in this Agreement and the Indentures, the consummation of the Reorganization, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds" and compliance by the Company with its obligations under this Agreement and the Indentures have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such actions result in any violation of the provisions of the charter or by-laws or partnership agreement, as the case may be, of the Company or any Subsidiary or (subject to the receipt of regulatory consents and approvals for the Reorganization as described in the Registration Statement) any applicable law (including the Communications Act of 1934, as amended, and the Telecommunications Act of 1996, as amended (the "1996 Act"), and the rules, regulations and policies of the Federal Communications Commission (the "FCC") and the public utilities laws of the various states in which the Company and the Subsidiaries do business or the ordinances, rules and regulations of the various local governments in which the Company and the Subsidiaries do business), statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations (except for such violations that would not reasonably be expected to result in a Material Adverse Effect). As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness for borrowed money in principal amount in excess of $10 million (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

          (xi) Absence of Labor Dispute.  No labor dispute with the employees of
               ------------------------
     the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xii)  Absence of Proceedings.  There is no action, suit, proceeding,
                 ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary (or any of the properties or assets thereof), which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement and the Indentures or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiii)  Accuracy of Exhibits.  There are no contracts or documents
                  --------------------
     which are required by the 1993 Act to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiv)  Possession of Intellectual Property.  The Company and the
                 -----------------------------------
     Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of the Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of the Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xv) Absence of Further Requirements.  No filing with, or
               -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the Indentures or the consummation of the transactions contemplated by this Agreement and the Indentures, (i) except such as have been already obtained or as may be required under the 1933 Act and foreign or state securities or blue sky laws and (ii) except for notice filings the failure with which to comply would not materially adversely affect the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the Indentures or the consummation of the transactions contemplated by this Agreement and the Indentures.

          (xvi)  Possession of Licenses and Permits.  The Company and the
                 ----------------------------------
     Subsidiaries possess all permits, licenses, approvals, consents and other authorizations issued by the appropriate federal, state, local or foreign regulatory agencies or bodies (including the FCC, the public utilities commission, or any equivalent body, of each state in which the Company does business and any other relevant state and local authorities (the "Local Authorities")) required for the conduct the business now operated by them (collectively, "Governmental Licenses"), except where the failure to possess any such permit, license, approval consent or authorization would not reasonably be expected to result in a Material Adverse Effect; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are (except for the effects of the 1996 Act as described in the Prospectus) valid and in full force and effect, except when the invalidity of such Governmental

     Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect; there is no outstanding adverse judgment, decree or order that has been issued by the FCC or any of the Local Authorities against the Company and the Subsidiaries and which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect; and neither the Company nor any of the Subsidiaries has received any notice of or is aware of proceedings relating to the revocation or modification of any such Governmental Licenses or that would otherwise affect the operations of the Company or the Subsidiaries and which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xvii)  Title to Property.  The Company and the Subsidiaries have good
                  -----------------
     and marketable title to all real property owned by the Company and the Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus, (b) are "Permitted Liens" under the Indenture and Revolving Credit Agreement (as such terms are defined in the Prospectus) or (c) would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and the Subsidiaries, considered as one enterprise, and under which the Company or any of the Subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims that would not reasonably be expected to result in a Material Adverse Effect.

          (xviii)  Compliance with Cuba Act.  The Company has complied with, and
                   ------------------------
     is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section
     517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xix)  Investment Company Act.  The Company is not, and upon the
                 ----------------------
     issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xx) Environmental Laws.  Except as described in the Registration
               ------------------
     Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance or code or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the Company's knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or the violation of Environmental Laws.

          (xxi)  Registration Rights.  Except as described in the Registration
                 -------------------
     Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxii)  Reorganization.  The agreements entered into by the Company
                  --------------
     for the purposes of completing the Reorganization are all in full force and effect with respect to the Company and, to the knowledge of the Company, with respect to the other parties thereto, the representations and warranties of the Company set forth in such agreements are true and correct in all material respects, except to the extent any such representation or warranty was expressly made as of a specific date, in which case such representation and warranty was true and correct in all material respects at such date. The Company has used its commercially reasonable efforts to obtain all regulatory and contractual consents and approvals necessary to consummate the Reorganization. All aspects of the Reorganization will be completed prior to or simultaneously with the Closing Time, except that, as described in the Registration Statement, (A) the Company may not acquire the partnership interests in certain Local Market Partnerships (as defined in the Registration Statement) without first obtaining certain regulatory consents and approvals, (B) the Company will acquire the interests of the Cable Stockholders (as defined in the Registration Statement) in the Local Market Partnerships in the Seattle and San Francisco areas at the earliest time such acquisitions can be accomplished without the consent of the unaffiliated minority partners of such Local Market Partnerships and (C) the Company may not have completed the redemption of the Class B Common Stock held by a subsidiary of Continental Cablevision, Inc.

          (xxiii)  Authorization and Enforceability of the Securities.  The
                   --------------------------------------------------
     Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indentures and delivered to the Underwriters against payment therefor as provided by this Agreement, will be entitled to the benefits of the Indentures, and will be valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) the waiver as to stay or extension laws may not be enforceable.

          (xxiv)  Authorization and Enforceability of the Indentures.  The
                  --------------------------------------------------
     Indentures have been duly authorized by the Company, will be substantially in the form heretofore delivered to you and, when duly executed by the Company and the Trustee, will have been duly qualified under the Trust Indenture Act of 1939, as amended, and will constitute valid and binding agreements of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (iii) the waiver as to stay or extension laws may not be enforceable.

          (xxv)  Federal Reserve System Regulations.  No part of the proceeds of
                 ----------------------------------
     the sale of the Securities will be used for any purpose that violates the provisions of any of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System.

          7.   Indemnification.  (a)  The Company agrees to indemnify and hold
               ---------------
harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the 1934 Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity
                               --------  -------
agreement with respect to any preliminary prospectus or any Prospectus (or amendment or supplement thereto) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

          (b) In case any action shall be brought against any Underwriter, any of its directors, officers and employees or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company, such indemnified party shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. Any such indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both such indemnified party and the Company and such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such indemnified parties, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such
fees and expenses shall be reimbursed as they are incurred).   The Company shall
not be liable for any settlement of any such action effected without its written consent but, if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any any Underwriter, any of its officers, directors or employess and any person controlling such Underwritter from and against any loss or liability by reason of any settlement of any such action. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party fails, prior to the date of such settlement, to reimburse such indemnified party in accordance with such request to the extent it considers such request to be reasonable or to provide written notice to the indemnified party substantiating the unpaid balance as unreasonable. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

          (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and any person controlling the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Company to each Underwriter but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any preliminary prospectus. In case any action shall be brought against the Company, any of its directors, any such officer or any person controlling the Company based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company, its directors, any such officers and any person controlling the Company shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

          (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses but after deducting the underwriting discount) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.
The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or
alleged untrue statement or omission or alleged omission.   No person guilty of
fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective number of Securities purchased by each of the Underwriters hereunder and not joint.

          8.   Conditions of Underwriters' Obligations.  The several obligations
               ---------------------------------------
of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

          (b) The Registration Statement shall have become effective not later than 5:00 P.M. (and in the case of a Registration Statement filed under Rule 462(b) of the 1933 Act, not later than 10:00 p.m.), New York City time, on the date of this Agreement or at such later date and time as you may approve in writing, and at the Closing Date no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act.

          (d) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, affairs or business prospects, whether or not arising in the ordinary course of business, of the Company, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate from the Company dated the Closing Date, signed by the President or a Vice President of the Company and by the chief financial or chief accounting officer of the Company, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

          (e) You shall have received on the Closing Date opinions (satisfactory to you and counsel for the Underwriters), dated the Closing Date, (A) of the General Counsel of the Company, and (B) of Dow, Lohnes and Albertson, counsel for the Company.

          [USE RELEVANT PARTS OF THE FORM OF GENERAL COUNSEL'S OPINION WHEN FINALIZED. ALSO ADD THE TERM "INDENTURES" IN CLAUSES (v) AND (x) THEREOF.]

          [USE RELEVANT PARTS OF FORM OF DL&A OPINION. ALSO ADD THE TERM "INDENTURES" TO CLAUSES (ii) AND (x) THEREOF AND ADD THE FOLLOWING OPINIONS:]

               ( ) the Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indentures and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indentures and will be valid and binding obligations of the Company enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (c) the waiver as to stay or extension laws may not be enforceable;

               ( ) the Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended, and have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their terms except as (a) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally, (b) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability and (c) the waiver as to stay or extension laws may not be enforceable;

               ( ) the Securities and the Indentures conform to the descriptions thereof contained in the Prospectus under the caption "Description of Notes";

               ( ) neither the issuance, sale or delivery of the Securities nor the application of the proceeds thereof by the Company in accordance with the Prospectus will violate regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

          In giving such opinions with respect to the matters covered by clause [10b-5 Opinion] each such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          The opinion of the General Counsel of the Company and Dow, Lohnes & Albertson described in paragraph (e) above shall be rendered to you at the request of the Company and shall so state therein.

          (f) You shall have received on the Closing Date an opinion, dated the Closing Date, of Shearman & Sterling, counsel for the Underwriters, as to the matters referred to in clauses [_______ of the opinions mentioned in foregoing paragraph (e)]. In giving such opinion with respect to the matters covered by clause [10b-5 Opinion] such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

          (g) You shall have received a letter on and as of the Closing Date, in form and substance satisfactory to you, from Deloitte & Touche LLP independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and substantially in the form and substance of the letter delivered to you by Deloitte & Touche on the date of this Agreement.

          (h) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (i) At the Closing Time, the agreements entered into by the Company for the purposes of completing the Reorganization shall be in full force and effect with respect to the Company and, to the knowledge of the Company, with respect to the other parties thereto; prior to, or simultaneously with, the Closing Time, all aspects of the Reorganization shall be completed (except that, as described in the Registration Statement, (A) the Company shall not be required to acquire the partnership interests in those Local Market Partnerships for which regulatory consents and approvals are required; (B) the Company shall not be required to acquire the interests of the Cable Stockholders in the Local Market Partnerships in the Seattle and San Francisco areas without the consent of the unaffiliated minority partners of such Local Market Partnerships and
     (C) the Company may not have completed the redemption of the Class B Common Stock held by a subsidiary of Continental Cablevision, Inc.) and the Company shall have provided to the Underwriters' counsel copies of all closing documents delivered to the parties to the transactions contemplated in these agreements.

          (j) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

          9.   Effective Date of Agreement and Termination.  This Agreement
               -------------------------------------------
shall become effective upon the later of (i) execution of this Agreement and
(ii) when notification of the effectiveness of the Registration Statement has been released by the Commission.

          This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred:
(i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the condition, financial or otherwise, of the Company and its subsidiaries or the earnings, affairs, or business prospects of the Company or any of its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic conditions or in the financial markets of the United States or elsewhere that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any subsidiary, (v) the declaration of a banking moratorium by either federal or New York State authorities or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your opinion has a material adverse effect on the financial markets in the United States.

          If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on such date and the aggregate number of Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total number of Securities to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the number of Securities set forth opposite its name in Schedule I bears to the total number of Securities which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided
                                                                        --------
that in no event shall the number of Securities which any Underwriter has agreed to purchase pursuant to Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Securities are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

          10.  Miscellaneous.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows: (a) if to the Company, to Teleport Communications Group Inc., One Teleport Drive, Staten Island, New York, NY 10311, Attention: John W. Thomson, Esq. and (b) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 140 Broadway, New York, New York 10005, Attention: Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

          The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of counsel) reasonably incurred by them.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

          This Agreement shall be governed and construed in accordance with the laws of the State of New York.

          This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

                         Very truly yours,

                         TELEPORT COMMUNICATIONS GROUP INC.


                         By______________________________
                           Title:


DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
MERRILL LYNCH, PIERCE, FENNER & SMITH
 INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
CHASE SECURITIES INC.
TORONTO DOMINION SECURITIES (USA) INC.

Acting severally on behalf of
 themselves and the several
 Underwriters named in
 Schedule I hereto

By DONALDSON, LUFKIN & JENRETTE
     SECURITIES CORPORATION


 By__________________________

                                   SCHEDULE I
                                   ----------




                         Senior Notes
                         ------------

                                                         Principal Amount of
                                                            Senior Notes
             Underwriters                                  to Be Purchased
             ------------                               ---------------------



Donaldson, Lufkin & Jenrette Securities
 Corporation......................................

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated.....................................

Morgan Stanley & Co. Incorporated.................

Chase Securities Inc..............................

Toronto Dominion Securities (USA) Inc.............

                                                          --------------

     Total..............................                    $200,000,000
                                                          ==============





                             Senior Discount Notes
                             ---------------------

                                                             Principal Amount of
                                                          Senior Discount Notes
Underwriters                                                   to Be Purchased
- - ------------                                                --------------------

Donaldson, Lufkin & Jenrette Securities
 Corporation............................

Merrill Lynch, Pierce, Fenner & Smith
 Incorporated...........................

Morgan Stanley & Co. Incorporated.......

Chase Securities Inc....................

Toronto Dominion Securities (USA) Inc...

                                                              -----------------
     Total..............................                      $
                                                              =================

                                  SCHEDULE II

                              LIST OF SUBSIDIARIES


Corporations
- - ------------

TC Boston Holdings, Inc.
TC Boston Holdings II, Inc.
TC New York Holdings I, Inc.
TC New York Holdings II, Inc.
TC Systems, Inc.
Teleport Communications Chicago, Inc.
Teleport Communications Dallas, Inc.
Teleport Communications Houston, Inc.
Teleport Communications Los Angeles, Inc.
Teleport Communications San Francisco, Inc.
Teleport Communications Washington, D.C., Inc.
TCG America, Inc.
TCG Indiana, Inc.
TCG Joint Venture Holdings, Inc.
TCG Miami, Inc.
TCG Milwaukee, Inc.
TCG New Hampshire, Inc.
TCG New York, Inc.
TCG Payphones, Inc.
TCG Seattle, Inc.

Partnerships
- - ------------

TCG Partners
Teleport Communications Boston
Teleport Communications New York
TCG Chicago
TCG Cleveland
TCG Colorado
TCG Connecticut
TCG Dallas
TCG Data - New York
TCG Detroit
TCG Illinois
TCG Indianapolis
TCG Los Angeles
TCG Maryland

TCG Northern New Jersey
TCG Omaha
TCG Phoenix
TCG Pittsburgh
TCG Rhode Island
TCG San Diego
TCG San Francisco
TCG Seattle
TCG South Florida
TCG St. Louis

1. The outstanding partnership interests of each Subsidiary which is a partnership are subject to certain restrictions on transfer pursuant to the partnership agreement with respect to such Partnership. Such partnership interests and the outstanding capital stock of each Subsidiary which is a corporation are subject to certain restrictions on transfer pursuant to securities laws.

2. The capital stock and partnership interests of the subsidiaries of TCG New York, Inc. are pledged as security for the loans under the Revolving Credit Agreement.

3. Equity interests in certain partnerships identified as Subsidiaries are held by third parties in the percentages identified in Attachment 1 to this Schedule C./1/


- - -----------------
/1/ Attachment 1 reflects the ownership of the Local Market Partnerships before the Reorganization, we understand that it will be modified to reflect the ownership on the effective date.

                                   SCHEDULE D

                          LIST OF PERSONS AND ENTITIES
                               SUBJECT TO LOCK-UP



Tele-Communications, Inc. and its subsidiaries
Cox Communications, Inc. and its subsidiaries
Comcast Corporation and its subsidiaries
Continental Cablevision, Inc. and its subsidiaries
Robert Annunziata
Robert C. Atkinson
Joel D. Gross
Alf T. Hansen
J. Curt Hockemeier
Marvin L. Lindsey
Stuart A. Mencher
John A. Scarpati
Kenneth A. Shulman
Maria Terranova-Evans
Wayne G. Fox
John W. Thompson
W. Terrell Wingfield, Jr.

                                                        Exhibit A(i)



                FORM OF OPINION OF THE COMPANY'S GENERAL COUNSEL
                          TO BE DELIVERED PURSUANT TO
                                SECTION 8(e)(A)



See Attachment

                                                                      Attachment
                                                                      ----------
                                 July __, 1996



Donaldson, Lufkin & Jenrette
     Securities Corporation
Merrill Lynch, Pierce,
     Fenner & Smith, Incorporated
Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Toronto Dominion Securities (USA) Inc.
277 Park Avenue
New York, New York 10172


Ladies and Gentlemen:


          This opinion is being delivered to you pursuant to Section 8(e)(i) of the Underwriting Agreement dated as of June , 1996 (the "Underwriting Agreement") among you and Teleport Communications Group Inc. (the "Company"), providing for the sale to you on this date of $300,000,000 principal amount of its __% Senior Notes due 2006 (the "Senior Notes") and $________ principal amount of its __% Senior Discount Notes due 2007 (together with the Senior Notes, the "Securities"). I am the General Counsel of the Company. Capitalized terms used herein that are not otherwise defined herein shall have the same meaning as in the Underwriting Agreement.

          In this connection, I have examined the Registration Statement on Form S-1 (No. 333-3984) relating to the Securities filed with the Securities and Exchange Commission (the "Commission") on April 24, 1996, under the Securities Act of 1933, as amended (the "Securities Act"), Amendment No. 1 thereto filed with the Commission on June 3, 1996, and Amendment No. 2 thereto filed with the Commission on June __, 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Debt Registration Statement"); the final prospectus, dated June , 1996, filed with the Commission on June , 1996, relating to the offering of the Securities (the "Prospectus"), filed pursuant to Rule 424(b) of the Commission's General Rules and Regulations under the Securities Act; and the Purchase Agreements.


          On June   , 1996, I was informed by telephone by a member of the
staff of the Commission that the Debt Registration Statement had become effective under the Securities Act at ________ [A.M./P.M.], New York City time, on that date.


          I have also examined originals or copies, certified or otherwise identified to my satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions set forth herein. In my examination I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such latter documents and the due, binding and valid authorization, execution and delivery pursuant to lawful power and legal right of applicable instruments and documents on behalf of persons and entities other than the Company.


          As to matters of law set forth below, my opinion is limited to matters of law under the laws of the State of New York, the laws of the United States, to the extent applicable hereto, and the conflicts of law rules or the laws of any states or jurisdictions other than as specified above.

          Based upon the foregoing and subject to the other qualifications stated herein, I am of the opinion that:

          (i) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.


          (ii) Each Subsidiary has been duly incorporated or formed, as applicable, and is validly existing as a corporation, a partnership or a limited partnership in good standing (with respect to a Subsidiary that is a corporation or a limited partnership) under the laws of the jurisdiction in which it has been incorporated or formed, as applicable, has the necessary corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and (with respect to a Subsidiary that is a corporation or a limited partnership) is duly qualified as a foreign corporation or a limited partnership to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Debt Registration Statement or in Schedule II to the Underwriting Agreement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and all the issued and outstanding capital stock of each such Subsidiary which is a corporation and all the existing partnership interests of each such Subsidiary which is a partnership or limited partnership, to the best of my knowledge and information, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary which is a corporation was issued in violation of the preemptive rights of any securityholder of such Subsidiary arising under the DGCL, the certificate of incorporation or bylaws of such Subsidiary or any agreement to which such Subsidiary is a party.

          (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Pro Forma for the Reorganization" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement, dated as of June __, 1996 between the Company and the persons named in Schedule A thereof and the International Purchase Agreement dated as of June __, 1996, between the Company and the persons named in Schedule A thereof or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus); the shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any securityholder of the Company arising under the DGCL, the Company's certificate of incorporation or bylaws or any agreement to which the Company is a party.

          (iv) To the best of my knowledge, there are no actions, suits, proceedings, inquiries or investigations before or brought by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company or any Subsidiary, which, in the aggregate, might reasonably be expected to result in a Material Adverse Effect, or which, in the aggregate, might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Underwriting Agreement and the Indenture or the performance by the Company of its obligations thereunder.

          (v) The information in the Prospectus under "Business," to the extent that it constitutes matters of law, summaries of legal matters, the Company's certificate of incorporation and bylaws or legal proceedings, or legal conclusions, has been reviewed by me and is correct in all material respects.

          (vii) To the best of my knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

          (viii) All descriptions in the Debt Registration Statement of contracts and other documents to which the Company or the Subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Debt Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          (ix) To the best of my knowledge, neither the Company nor any Subsidiary is in violation of its charter or by-laws or partnership agreement, as the case may be, and no default by the Company or any Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Debt Registration Statement or the Prospectus or filed as an exhibit to the Debt Registration Statement except for such violations or defaults that would not reasonably be expected to result in a Material Adverse Effect.


          (x) The execution, delivery and performance of the Underwriting Agreement and the Indentures and the consummation of the transactions contemplated in the Underwriting Agreement and the Indentures, the consummation of the Reorganization, as defined in the Debt Registration Statement, the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities as expressly described in the Prospectus under the caption "Use Of Proceeds," and compliance by the Company with its obligations under the Underwriting Agreement and the Indentures, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 6(x) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to me, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to have a Material Adverse Effect.

          (xi) To the best of my knowledge, except as described in the Debt Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Debt Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xii) The Company and the Subsidiaries possess the Governmental Licenses and are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect, and all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental License or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to have a Material Adverse Effect.


          (xiii) There is no outstanding adverse judgment, decree or order that has been issued by the FCC or any of the Local Authorities against the Company and the Subsidiaries which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and, to the best of my knowledge, neither the Company nor any of the Subsidiaries is the object of, or threatened by, any proceedings relating to the revocation or modification of any such Governmental Licenses or that would otherwise affect the operation of the Company or any of the Subsidiaries, which, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

          (xiv) At the Closing Time, the agreements entered into by the Company for the purposes of completing the Reorganization are in full force and effect and the closings contemplated by these agreements have been consummated in accordance with the terms thereof in all material respects.


          In the course of the preparation of the Debt Registration Statement and the Prospectus, I participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, your representatives and your counsel, at which conferences the contents of the Debt Registration Statement and the Prospectus and related matters were discussed and, although

I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Debt Registration Statement and the Prospectus (except as expressly provided in paragraph (v)) and have not made an independent investigation, check or verification of facts for the purposes of rendering this opinion, on the basis of the foregoing, I advise you that nothing has come to my attention that leads me to believe (i) that the Debt Registration Statement or any amendment thereto, including the Rule A Information and Rule 434 Information, if applicable (except for financial statements and schedules and other financial and statistical data included therein or omitted therefrom, as to which I make no statement), at the time such Debt registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the Debt Registration Statement, including any Rule 462(b) Debt Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Debt Registration Statement and the Prospectuses, excluding the documents incorporated by reference therein as of their respective effective or issue dates (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom, as to which I make no statement) did not comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

          The opinions set forth above are subject to the following qualifications:


          (i) the enforceability of agreements, documents and instruments is subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law, and bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium (whether general or specific) and other laws affecting creditors' rights or the relief of debtors generally.

          (ii) I express no opinion concerning the enforceability of (a) waivers of notice or of any other constitutional, statutory or common law rights, (b) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (c) submissions to the personal jurisdiction of any particular court.

          (iii) I express no opinion as to any New York state or local laws, rules or regulations relating to the regulation of telecommunications.


          This opinion is furnished by me as General Counsel to the Company in connection with the closing of the above-referenced public offering to date hereof. I assume no obligation to advise you of changes which may thereafter be brought to my attention. My opinion is based upon statutory laws and judicial decisions in effect at the date hereof, and I do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor assume any responsibility to advise you of future changes in my opinion. The opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose, and may not be relied upon by any other person, without my express prior written permission.

                                                        Exhibit A(ii)



                            FORM OF OPINION OF DL&A
                          TO BE DELIVERED PURSUANT TO
                                SECTION 8(e)(B)



See Attachment

                                                                Attachment
                                                                ----------

                           [DOW, LOHNES & ALBERTSON
                   A Professional Limited Liability Company
                                  LETTERHEAD]

                                 July __, 1996


Donaldson, Lufkin & Jenrette
     Securities Corporation
Merrill Lynch, Pierce,
     Fenner & Smith, Incorporated
Morgan Stanley & Co. Incorporated
Chase Securities Inc.
Toronto Dominion Securities (USA) Inc.
227 Park Avenue
New York, New York  10172


Ladies and Gentlemen:

     This opinion is being delivered to you pursuant to Section 8(e) of the Underwriting Agreement dated as of June , 1996 (the "Underwriting Agreement") among you and Teleport Communications Group Inc. (the "Company"), providing for the sale to you on this date of [$300,000,000] principal amount of its ___% Senior Notes due 2006 (the "Senior Notes") and $__________ principal amount of its ___% Senior Discount Notes due 2007 (the "Senior Discount Notes" and, together with the Senior Notes, the "Securities"). We have served as counsel to the Company in connection with the issuance and sale of the Securities. Capitalized terms used herein that are not otherwise defined herein shall have the same meaning as in the Underwriting Agreement.

     In this connection, we have examined the Registration Statement on Form S-1 (No. 333-3984) relating to the Securities filed with the Securities and Exchange Commission (the "Commission") on April 24, 1996, under the Securities Act of 1933, as amended (the "Securities Act"), Amendment No. 1 thereto filed with the Commission on June 3, 1996, and Amendment No. 2 thereto filed with the Commission on June , 1996 (such Registration Statement, as so amended, being hereinafter referred to as the "Debt Registration Statement"); the final prospectus, dated June , 1996, filed with the Commission on June , 1996, relating to the offering of the Securities (the "Prospectus"), filed pursuant to Rule 424(b) of the Commission's General Rules and Regulations under the Securities Act; and the Underwriting Agreement.

     On June __, 1996, we were informed by telephone by a member of the staff of the Commission that the Debt Registration Statement had become effective under the Securities Act at _____ [A.M./P.M.], New York City time, on that date.

     We have also examined originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth herein. In our examination we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents and the due, binding and valid authorization, execution and delivery pursuant to lawful power and legal right of applicable instruments and documents on behalf of persons and entities other than the Company. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others.

     As to matters of law set forth below, our opinion is limited to matters of law under the laws of the State of New York, the laws of the United States to the extent applicable hereto and the Delaware General Corporation Law, and we express no opinion as to conflicts of law rules, or the laws of any States or jurisdictions other than as specified above.

     Based upon the foregoing and subject to the other qualifications stated herein, we are of the opinion that:

     1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

     2. The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Indentures.

     3. The Securities to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement, and, when executed and authenticated in accordance with the provisions of the Indentures and issued and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be entitled to the benefits of the Indentures and will be valid and binding obligations of the Company enforceable in accordance with their terms.

     4. The Indentures have been duly qualified under the Trust Indenture Act of 1939, as amended, and have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable in accordance with their terms.

     5. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

     6. The Debt Registration Statement, including any Rule 462(b) Debt Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Debt Registration Statement or any Rule 462(b) Debt Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

     7. The Securities and the Indenture conform to the descriptions thereof contained in the Prospectus under the caption "Description of Notes."

     8. Neither the issuance, sale or delivery of the Securities nor the application of the proceeds thereof by the Company in accordance with the Prospectus will violate regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

     9. The information in the Prospectus under the captions "Description of Capital Stock," "Certain Federal Income Tax Considerations" and in the Debt Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's certificate of incorporation and bylaws or legal proceedings, or legal conclusions has been reviewed by us and is correct in all material respects.

     10. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency (other than under the Securities Act and the Securities Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Underwriting Agreement, or the Indentures, or for the offering, issuance, sale or delivery of the Securities, except for notice filings where the failure to make such filings would not materially adversely affect the performance by the Company of its obligations under the Underwriting Agreement or the Indentures.

     11. The execution, delivery and performance of the Underwriting Agreement and the Indentures and the consummation of the transactions contemplated in the Underwriting Agreement and the Indentures, the consummation of the Reorganization, as defined in the Debt Registration Statement, the issuance and sale of the Securities, and the use of the proceeds from the sale of the Securities to the extent expressly described in the Prospectus under the caption "Use of Proceeds" and compliance by the Company with its obligations under the Underwriting Agreement and the Indentures do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 6(x) of the Underwriting Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument that has been filed or incorporated by reference as an exhibit to the Debt Registration Statement (except for such conflicts, breaches, defaults, Repayment Events, liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws or partnership agreement, as the case may be, of the Company or any Subsidiary, or (subject to the receipt of regulatory consents and approvals for the Reorganization as described in the Debt Registration Statement) any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us of any governmental, government instrumentality or court having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations, except for such violations that would not reasonably be expected to result in a Material Adverse Effect.

     12. The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940.

     13. The statements contained in the Debt Registration Statement under the captions "Risk Factors -- Federal and State Regulation -- Governmental and Other Authorizations" and "Business -- Government Regulation -- Telecommunications Act of 1996 -- Federal Regulation -- State Regulation -- Local Government Authorizations," insofar as such statements constitute a summary of the legal matters or legal proceedings referred to therein, have been reviewed by us and are correct in all material respects.

     In the course of the preparation of the Debt Registration Statement and the Prospectus, we participated in conferences with officers and other representatives of the Company, representatives of the independent certified public accountants of the Company, your representatives and your counsel, at which conferences the contents of the Debt Registration Statement and the Prospectus and related matters were discussed and, although we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Debt Registration Statement and the Prospectus (except as expressly provided in subparagraphs [9 and 13]) and have not made an independent investigation, check or verification of facts for the purpose of rendering this opinion, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), we advise you that, nothing has come to our attention that leads us to believe (i) that the Debt Registration Statement or any amendment thereto, including the Rule 430A Information and

Rule 434 Information (if applicable) (except for financial statements and schedules and other financial and statistical data included therein or omitted therefrom and any information contained in any Form T-1 prepared by the Trustee under either Indenture, as to which we make no statement), at the time such Debt Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and any information contained in any Form T-1 prepared by the Trustee under either Indenture, as to which we make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) that the Debt Registration Statement, including any Rule 462(b) Debt Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectus and each amendment or supplement to the Debt Registration Statement and the Prospectus, excluding the documents incorporated by reference therein as of their respective effective or issue dates (other than the financial statements and schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and any information contained in any Form T-1 prepared by the Trustee under either Indenture, as to which we make no statement) did not comply as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

     The opinions set forth above are subject to the following qualifications:

     (i) The enforceability of agreements, documents and instruments is subject to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefor may be brought, regardless of whether enforcement is sought in a proceeding in equity or at law, and bankruptcy, reorganization, insolvency, fraudulent conveyance or transfer, moratorium (whether general or specific) and other laws affecting creditors' rights or the relief of debtors generally.

     (ii) We express no opinion concerning the enforceability of (a) waivers of notice or of any other constitutional, statutory or common law rights, including, without limitation, waiver of stay, extension or usury laws, (b) indemnification provisions to the extent such provisions are deemed to violate public policy or federal or state securities laws, and (c) submissions to the personal jurisdiction of any particular court.

     (iii) We express no opinion as to any New York state or local laws, rules or regulations relating to the regulation of telecommunications.

     This opinion is furnished by us as counsel to the Company in connection with the closing of the above-referenced public offering occurring today. The information set forth herein is as of the date hereof. We assume no obligation to advise you of changes which may thereafter be brought to our attention. Our opinion is based upon statutory laws and judicial decisions in effect at the date hereof, and we do not opine with respect to any law, regulation, rule or governmental policy which may be enacted or adopted after the date hereof, nor assume any responsibility to advise you of future changes in our opinion. The opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose, and may not be relied upon by any other person, without our express prior written permission.



                                     Very truly yours,

                                     DOW, LOHNES & ALBERTSON



                                     _______________________
                                     Timothy J. Kelley, Member

                                                                         Annex A

         [FORM OF ACCOUNTANTS' COMFORT LETTER PURSUANT TO SECTION 5(e)]


See Attachment